EXHIBIT 10.40


                 AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT


         THIS AGREEMENT is made and entered into as of the Effective Date, by and between Chartwell Reinsurance Company, Dakota Specialty Insurance Company, The Insurance Corporation of New York, and Drayton Company Limited, inclusive of corporate capital support of London underwriting operations (collectively known as "Company") and London Life and Casualty Reinsurance Corporation and Scandinavian Reinsurance Company, Ltd. (the "Reinsurers"). This Agreement shall only be effective upon the closing of a merger of Chartwell Re Corporation with and into Trenwick Group, Inc. This Agreement is contemporaneous with this closing and shall be considered null and void should such closing not occur.

         NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and full commutation of the Stop Loss Reinsurance Protections, as defined in Article I hereon, on or before the Effective Date and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         As used herein, the following terms shall have the following respective meanings:

         "Agreement" shall mean this Aggregate Excess of Loss Reinsurance Agreement.

         "Aggregate  Limit" shall  mean   U.S.   One-Hundred   Million   Dollars
($100,000,000).

         "Commutation" shall mean a commutation, release of liability, loss portfolio transfer or other similar transaction which is consummated or is effective after the Effective Date with respect to any assumed or ceded reinsurance.

         "Effective Date" shall mean at the date of the closing of the merger of Chartwell Re Corporation with and into Trenwick Group, Inc.

         "Extra Contractual Obligations" shall mean liabilities which arise from
(i) the failure by the Company to settle any claim on the Subject Business within the applicable policy limit or (ii) the negligence, fraud or bad faith of the Company in the defense, trial or appeal of any action against its insured or reinsured arising out of the Subject Business. It is expressly understood between the parties that Extra Contractual Obligations shall not include liabilities of a strictly corporate nature (i.e., tort actions, actions not arising directly out of and attaching to the insurance written or reinsurance assumed, etc.) arising out of the Subject Business.

         "Intermediary  Commission"  shall mean 20% of the amount  stipulated in
Article XIII, section (d), 2).

         "Losses Incurred" shall mean losses and allocated loss adjustment expenses paid by the Company plus loss and allocated loss adjustment expense reserves (including IBNR) maintained on the Company's GAAP Consolidated Financials, inclusive of the London underwriting operations.


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

         "Net Losses" shall mean: 1) all losses and allocated loss adjustment expenses gross of Stop Loss Reinsurance Protections, as defined herein, paid and outstanding after the Valuation Date by the Company, including Extra Contractual Obligations and obligations in Excess of Original Policy Limits covered by the Company's contracts and certificates arising out of the Subject Business as defined herein, net of (a) all Unresolved Reinsurance excluding Stop Loss Reinsurance Protections provided such reinsurance does not become Resolved Reinsurance as hereinafter defined; (b) all salvage, subrogation and other recoverables (other than in respect of reinsurance procured after the Effective Date which inures to the benefit of the Company) received by, offset for the account of, or otherwise made available to or for the benefit of the Company in respect therefore; 2) all losses and allocated loss adjustment expenses which are paid and outstanding by the Company, arising out of the Subject Business and which are protected by Unresolved Reinsurance which becomes Resolved Reinsurance; 3) Extra Contractual Obligations arising out of the Subject Business and Obligations in Excess of Original Policy Limits arising out of the Subject Business after the Valuation Date, except to the extent such obligations are excluded by Article XII of this Agreement and 4) the ultimate amount of all premium collections/payments, net commission and net profit commission collections/payments and policyholder dividends all settled after the Valuation Date reflected on the Company's GAAP Consolidated Financials with respect to reinsurance and insurance policies or contracts inclusive of any retrospectively rated or other similar loss sensitive policy or contract, whether assumed or ceded after the Effective Date in respect of the Subject Business earned only as of the Valuation Date.

         Net Losses shall include all loss and allocated loss adjustment expenses incurred by the Company, including Excess of Policy Limits/Excess of Contractual Obligations losses arising out of Inscorp's Subject Business which are incurred by the Company after the Valuation Date net of: a) all inuring reinsurances, all salvage, subrogation and other recoverables (other than in respect of reinsurance procured after the Effective Date which inures to the benefit of the Company) received by, offset for the account of, or otherwise made available to or for the benefit of the Company in respect therefor; and b) reduction, if any, of interest due and payable under the Contingent Interest Notes assumed by the Company in connection with the Piedmont merger. The reduction in interest shall be determined at each calculation date based upon the difference between what the interest amount would be at June 30, 2006, assuming no adverse loss and allocated loss adjustment expense development and what the contractual interest amount would be at June 30, 2006, based upon the loss and allocated loss adjustment expense development at the calculation date, both as present valued to the respective calculation date for which such determination is being made.

         Net Losses does not include the following, in each case as determined in accordance with the Company's standard practices; (i) all losses or allocated loss adjustment expenses paid by the Company on or before the Valuation Date;
(ii) all losses or allocated loss adjustment expenses under insurance or reinsurance contracts written or assumed by the Company after the Effective Date; (iii) losses or allocated loss adjustment expenses under policies written by the Company before the Effective Date but amended, effective on or after the Effective Date, but only to the extent that such losses would not have been covered prior to the Effective Date of such amendments; (iv) all losses or allocated loss adjustment expenses which the Company becomes obligated to pay as a result of a merger with or acquisition of any other insurance or reinsurance company; (v) all unallocated loss adjustment expenses of the Company; (vi) all losses and allocated loss adjustment expense emanating from the London underwriting operations that are in excess of the sum of the held loss and allocated loss adjustment expense reserves at the Valuation Date in respect of the London underwriting operations plus all Subject Business earned after the Valuation Date in respect of the London underwriting operations x 72.6% plus U.S. One-Hundred Million Dollars (U.S. $100,000,000); (vii) all losses and allocated loss adjustment expense emanating from Asbestos and Environmental exposures that are in excess of the held loss and loss adjustment reserves at the Valuation Date in respect of Asbestos and Environmental exposures plus U.S. Fifty Million Dollars (U.S. $50,000,000) in respect of the U.S. underwriting operations; and (viii) all losses and allocated loss adjustment expense emanating from combined Property Catastrophe Losses and Y2K Losses that are in excess of the held loss and loss adjustment reserves at the Valuation Date in respect of combined Property Catastrophe Losses and Y2K Losses plus U.S. Twenty-Five Million Dollars (U.S. $25,000,000) in respect of the U.S. underwriting operations.

        "Notice of Disagreement" shall have the meaning set forth in Article VII hereof.

        "Notice of Objection" shall have meaning set forth in Article IV hereof.

        "Novation" shall mean a full replacement of the respective Reinsurers with a Novatee Reinsurer or Insurer in accordance with section (d) of Article XIII, Novation. This applies to a novation being consummated after the Effective Date with respect to this Agreement.

        "Obligations in Excess of Original Policy Limits" shall mean any losses in excess of the limits of any original policy to the extent such losses are incurred because of (i) the failure by the Company to settle within the applicable original policy limit or (ii) the negligence, fraud or bad faith of the Company in the defense, trial or appeal of any action against its insured or reinsured. For the purposes of this definition, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

        "Prime Rate" shall mean, at any time, the annual rate of interest which [The Chase Manhattan Bank] establishes at its principal office in [New York] as the reference rate of interest to determine interest rates it will charge at such time for demand loans in U.S. dollars made to its Customers in the United States and which it refers to as its "prime rate of interest".

         "Property Catastrophe Losses" shall mean any Net Losses emanating from any loss event worldwide which is assigned a catastrophe designation by the organization responsible for assigning such designation for the geographic area in which the loss event occurred and for which the Company receives a specific identification via report(s) from their underlying clients of such Property Catastrophe Losses.

         "Retention Amount" shall mean the sum of (i) total outstanding loss and allocated loss adjustment expense reserves including the Company's share of its Lloyd's corporate capital vehicles' loss reserves, gross of Stop Loss Reinsurance Protections, as defined herein, in respect of Subject Business earned as of the Valuation Date, net of all Unresolved Reinsurances and salvage, subrogation and other recoverables received by, offset for the account of, or otherwise made available to or for the benefit of the Company, as reflected in the GAAP Consolidated Financials of the Company as of the Valuation Date, (ii) all loss and allocated loss adjustment expense including the Company's share of its Lloyd's corporate capital vehicles' loss reserves, gross of Stop Loss Reinsurance Protections, as defined herein, to be paid after the Valuation Date, net of all Unresolved Reinsurances and salvage, subrogation and other recoverables received by, offset for the amount of, or otherwise made available to or for the benefit of the Company in respect of Subject Business that is written on or before the Effective Date in respect of the Subject Business earned after the Valuation Date equal to the sum of the following formulas: (a) 1997 Subject Business earned after the Valuation Date x 72%; plus (b) 1998 Subject Business earned after the Valuation Date x 72.0%; plus (c) 1999 Subject Business earned after the Valuation Date x 72.0%, (iii) total reserves for Resolved Reinsurance and commuted reinsurance as reflected in the GAAP Consolidated Financials of the Company as of the Valuation Date, and (iv) Extra Contractual Obligations and Excess Policy Limit Reserves as reflected in the GAAP Consolidated Financials of the Company as of the Valuation Date, and (v) reserves for policyholder dividends and for uncollected agent balances/premiums, net of reserves for uncollectible agent balances/premium receivables/payables, reduced by (vi) retrospective premium reserves net of commissions and such reserves ceded to reinsurers of the Company as of the Valuation Date, and (b) contingent and sliding scale commission accruals net of such accruals ceded to reinsurers of the Company as of the Valuation Date.

         "Resolved Reinsurance" shall mean reinsurance with unaffiliated reinsurance companies which inures to the benefit of the Company, covers the Subject Business and which was procured prior to the Effective Date and: a) under which the liability of the Reinsurers is fully discharged via commutation, release or rescission after the Effective Date; or b) which is ceded to a reinsurer or retrocessionaire which voluntarily or involuntarily enters insolvency, liquidation, conservation, rehabilitation or has appointed a conservator, receiver, liquidator or statutory successor under the laws of any state, federal or foreign government having competent jurisdiction after the Effective Date. Resolved Reinsurance shall also mean reinsurance with unaffiliated reinsurance companies that become ultimately uncollectible due to a dispute after the Effective Date.

         "Stop Loss Reinsurance Protections" shall mean the Whole Account Corporate Aggregate Excess of Loss afforded to the Company in 1997, 1998 and 1999 that were placed and commuted by the Intermediary defined in Article XIX. Stop Loss Reinsurance Protections shall not include Aggregate Excess of Loss reinsurance purchased separately for the London underwriting operations.

         "Subject Business" shall mean all reinsurance assumed or insurances written by the Company on or before the Effective Date for claims made, losses occurring, losses discovered as per the underlying coverage in respect of contracts underwritten on or before the Effective Date. Subject Business shall include all reinsurance assumed or insurances written by the Company whether or not such business has been reflected in the Company's GAAP Consolidated Financials on the Effective Date. For these purposes, the accident date of any Net Losses shall be determined in accordance with the standard practices of the Company and its reinsureds and insureds.

         "Subject Business Earned" shall mean, for any inception to date period applicable to this Agreement, the Net Written Premium Income in respect of the Company's Subject Business less the respective Net Written Premium Income Unearned as of the end of the calculation period.

         (i) "Net Written Premium Income" shall mean gross written premium of the Company's Subject Business less cancellations and returns and less premium paid for all other specific or aggregate excess reinsurance inuring to this Agreement. As respects Lloyds', it is hereby understood and agreed that Lloyds' Net Premium Income as reported in accordance with Lloyds' practices shall be grossed up by dividing Net Premium Income by 80% to calculate Net Written Premium Income.

         (ii) "Net Written Premium Income Unearned" shall mean the portion of Net Written Premium Income unearned of the Company following its standard practices and calculations in respect of GAAP as respects the Subject Business.

         "Ultimate Net Losses" shall mean all Net Losses as defined, which are actually paid by the Company on or after the Valuation Date; provided, however, that in the event of insolvency of the Company, "Ultimate Net Losses" shall mean the amount of loss which the insolvent Company has incurred or is liable for and payment by the Reinsurers shall be made to the receiver or statutory successor of the Company in accordance with the provisions of Article XI.

         Ultimate Net Losses shall be reduced by the reduction of interest due and payable under the Contingent Interest Notes assumed by the Company in connection with the Piedmont merger. Such reduction of Ultimate Net Losses shall be deemed to be collected at the time when a determination of loss and allocated loss adjustment expense in respect of Inscorp is made that results in such reduction of Contingent Interest Notes. Adjustments shall be deemed collected or returned when changes to respective loss and allocated loss adjustment expenses are recognized by the Company. Final determination and collection or return shall be made no later than June 30, 2006.

         "Unresolved Reinsurance" shall mean reinsurance with unaffiliated reinsurance companies which inures to the benefit of the Company covering the Subject Business which was procured prior to the Effective Date and is not Resolved Reinsurance as defined herein.

         "Y2K Losses" shall mean all losses, costs, or expenses incurred by the Company which directly or indirectly arise out of, are based upon, result as a consequence of, or are in any manner related to a Year 2000 event, shall be defined as:

         (i) an actual or alleged failure, malfunction, inadequacy, loss or interruption of a "system" because it is unable to recognize, distinguish, correctly interpret or process any date-related information or data, including but not limited to, the inability to recognize, distinguish, correctly interpret or process the years 1999 and prior from the years 2000 and beyond; or

         (ii) an actual or alleged failure, malfunction, inadequacy, loss or interruption of any equipment, machine, product, inventory, property, service, data or function that directly or indirectly utilizes or relies upon a "system" which has become unable to recognize, distinguish, correctly interpret or process any date-related information or data, including but not limited to the inability to recognize, distinguish, correctly interpret or process the years 1999 and prior from the years 2000 and beyond; or

       (iii) any actual or alleged advice, consultation, design, evaluation, inspection, installation, maintenance, repair, replacement, supervision or any other actual or alleged act, error or omission, involving the termination, disclosure, prevention, testing for or remediation of the potential of actual losses described in paragraphs (i) and (ii).

         "System" as used herein shall include computers, data processing systems, computer software or hardware, computer databases, microprocessors (microchips), computer networks, computer operating systems or computer or electronic equipment or components.

         The above definition shall apply regardless of any other alleged cause, occurrence or event that contributes concurrently or any sequence to a "Y2K Loss" as defined herein.

         "Valuation Date" shall mean:

         (i) for corporate capital support of London Underwriting Operations, the date utilized by the Company will be the Effective Date of this Agreement.

         (ii) for all other business October 1, 1999.


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
                                   ARTICLE II

                              REINSURANCE COVERAGE

         The Reinsurers hereby agree to reimburse the Company for their respective percentage share ("Participation Percentage") of one hundred percent (100%) as defined below of any and all Ultimate Net Losses, if any, in excess of the Retention Amount until the Reinsurers have paid their Participation Percentage of U.S. One-Hundred Million Dollars (U.S. $100,000,000) to the Company for Ultimate Net Losses.

         UNDER NO CIRCUMSTANCES WILL THE INDEMNITY OBLIGATION OF ANY OF THE REINSURERS HEREUNDER EXCEED SUCH REINSURER'S PARTICIPATION PERCENTAGE OF AN AGGREGATE LIMIT OF U.S. ONE-HUNDRED MILLION DOLLARS (U.S. $100,000,000) INCLUSIVE OF ALL NET LOSSES, ALLOCATED LOSS ADJUSTMENT EXPENSES, EXTRACONTRACTUAL OBLIGATIONS AND LOSSES IN EXCESS OF POLICY LIMITS, BY REASON OF ENTERING INTO THIS AGREEMENT. THE AGGREGATE LIMIT STATED HEREIN IS ABSOLUTE AND IS INCLUSIVE OF ALL PAYMENTS FOR WHICH THE REINSURERS ARE LIABLE UNDER THIS AGREEMENT. THE LIABILITY OF EACH REINSURER TO THE COMPANY UNDER THIS AGREEMENT IS SEVERAL AND NOT JOINT.

                                   ARTICLE III

                                     REPORTS

         (a) Yearly Reports. During the term of this Agreement, the Company shall deliver to the Reinsurers, within seventy-five (75) days after the end of each calendar year, a report (a "Yearly Report") setting forth (i) Net Losses and Ultimate Net Losses cumulative to date, (ii) the annual convention statements of the Company as filed hereafter with the appropriate insurance regulatory authority, (iii) GAAP Consolidated Financials including footnotes and
(iv) if applicable, a statement of any amount payable by the Reinsurers pursuant to Articles II and IV hereof and a demand for payment of such amount.

         (b) Quarterly Reports. During the term of this Agreement, the Company shall deliver to the Reinsurers, within sixty (60) days after the end of each quarter, a report (a "Quarterly Report") setting forth (i) Net Losses and Ultimate Net Losses cumulative to date and (ii) if applicable, a statement of any amount payable by the Reinsurers pursuant to Articles II and IV hereof and a demand for payment of such amount.

         (c) Additions to Reports. In addition, the Company shall include in Quarterly Reports (after a Yearly Report shows that Ultimate Net Losses is equal to or greater than the Retention Amount) or any Yearly Reports during the term of this Agreement such additional information and documentation as the Reinsurers may reasonably request and specify including, but not limited to, data supporting reserve reviews (to the extent available in the ordinary course of business of the Company), commutations, retrocessional monitoring, loss activity on asbestos, pollution and other categories with respect to IBNR calculations, and all adjustments to Net Losses.

         (d) Confidentiality of Reports. Except as otherwise required by law, by governmental or regulatory authorities, or in response to court order, or upon the prior written consent of the Company, all nonpublic information included in all Yearly Reports, Quarterly Reports and amendments thereto shall be kept confidential by the Reinsurers and their directors, officers, employees, agents and representatives, shall not be disclosed to any other person or entity, and shall only be used for the purposes provided herein. Notwithstanding the foregoing, nonpublic information included in a Yearly Report, Quarterly Report or amendment thereto may be disclosed to any retrocessionaire of the Reinsurers to the extent such disclosure is necessary for the Reinsurers to retrocede any of their liabilities hereunder to such retrocessionaire; provided, however, that, prior to any such disclosure to such a retrocessionaire, the Company shall receive a written agreement of such retrocessionaire that all such nonpublic information shall be kept confidential by such retrocessionaire and its directors, officers, employees, agents and representatives, shall not be disclosed to any other person or entity (except as otherwise required by law, by governmental or regulatory authorities, or in response to court order, or upon the prior written consent of the Company), and shall only be used for purposes of providing such retrocessional coverage. For greater certainty, this clause shall not apply so as to prevent the Reinsurers from disclosing information relating to this Agreement to one another.


                                   ARTICLE IV

                                   REMITTANCES

         (a)  Coverage  Payments.  Except as  provided  in  Section  (f) of this
Article IV and in Article VII hereof, the Reinsurers shall each pay to the Company their Participation Percentage of any and all amounts payable hereunder, as shown and demanded in each Yearly Report, Quarterly Report or amendment thereto, within forty-five (45) calendar days following receipt by the Reinsurers of each such Yearly Report, Quarterly Report or ninety (90) calendar days after the end of the quarter, whichever is later.

         (b) Accelerated Coverage Payments. In addition to payments under Section (a) of this Article IV, at any time after Ultimate Net Losses is equal to or greater than the Retention Amount, if the Company pays more than U.S. Ten Million Dollars (U.S. $10,000,000) in Net Losses for a single loss or claim, the Company may supply the Reinsurers with information evidencing such payment and reasonably describing the nature of such Net Losses, and the Reinsurers shall pay to the Company the amount of the Reinsurers' indemnity obligation under
Article II hereof with respect to such Net Losses within fifteen (15) calendar days after receipt by the Reinsurers of such information.

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

         (c) Interest Payments. If and to the extent that the Reinsurers do not make any payment when due hereunder, the Reinsurers shall pay the Company interest on any unpaid amount due the Company hereunder, from the date on which such amount is due until such amount is paid in full, at a rate equal to 150 basis points above the five-year U.S. Treasury rate at the date when payments are due hereunder, in addition to all other remedies, at law or in equity, available to the Company by reason of such non-payment.

         (d) Trust Agreement Amounts. In accordance with the terms of Article VIII and in addition to all other payments to be made by the Reinsurers, the Reinsurers shall deposit such cash funds as are required by Article VIII within the time constraints set forth in said Article VIII.

         (e) Disputes. Other than in respect of amounts which are the subject of an objection pursuant to Section (f) immediately below or a disagreement pursuant to Article VII hereof, no dispute or disagreement arising out of or relating to this Agreement shall relieve the Reinsurers of their obligation to pay amounts due pursuant to Article IV(b) or which are shown as being payable in any Yearly Report, Quarterly Report or amendment thereto when due hereunder and resolution of such a dispute or agreement shall not be required prior to payment by the Reinsurers of such amounts when due.

         (f) Reinsurers Objections. The Reinsurers shall have the right to object to any Ultimate Net Losses set forth in a Yearly Report, Quarterly Report or amendment thereto, or any demand for an accelerated coverage payment pursuant to Section (b) of this Article, which the Reinsurers reasonably believe was not calculated in accordance with this Agreement or was paid after the date hereof by the Company in Bad Faith, by delivering to the Company a written notice (a "Notice of Objection"). For purposes of this Section (f), the term "Bad Faith" shall mean actual knowledge or reason to know by an officer of the Company that any Ultimate Net Losses are not required to be paid under the terms of a contract or policy relating to the Subject Business. The Reinsurers shall deliver a Notice of Objection to the Company, if at all, as soon as reasonably practicable after the Reinsurers become aware of any such calculation not in accordance with this Agreement or payment of Ultimate Net Losses after the date hereof in Bad Faith; provided, however, that the Reinsurers may only object to Ultimate Net Losses set forth in Reports or amendments delivered during each consecutive three-year period during the term of this Agreement (the first such period commencing on the date hereof and ending on December 31, 2002, and each successive period thereafter ending on each successive third anniversary thereafter) by delivering a Notice of Objection to the Company within one hundred eighty (180) calendar days of the delivery of the last Report or amendment for each such three-year period, and the Reinsurers shall not have the right to object to any Ultimate Net Losses set forth in a Report or amendment delivered during any such three-year period if the Reinsurers have not delivered a Notice of Objection as aforesaid. The Notice of Objection shall be signed by responsible officers of the Reinsurers, and shall set forth in reasonable detail the basis for the objection and, to the extent practicable, the amount of Ultimate Net Losses which the Reinsurers reasonably believe was not calculated in accordance with this Agreement or was paid after the date hereof by the Company or any of its subsidiaries in Bad Faith. The amount of Ultimate Net Losses objected to in the Notice of Objection shall not be required to be paid by the Reinsurers to the Company until the objection is resolved hereunder.

         If the Reinsurers deliver a Notice of Objection, and the Company and the Reinsurers are unable to resolve the disagreement within thirty (30) calendar days after delivery of the Notice of Objection, then the disagreement shall be resolved by arbitration in accordance with Article XIV hereof. The arbitrator shall determine whether the Company calculated Ultimate Net Losses in accordance with this Agreement or paid Ultimate Net Losses after the date hereof in Bad Faith, in each case as described in the Notice of Objection, and render a decision solely as to such issue, which decision shall be final and binding in all respects upon all parties hereto. If the arbitrator agrees, in whole or in part, with an objection of the Reinsurers under this Section (f), amounts of Ultimate Net Losses determined by the arbitrator to have not been calculated in accordance with this Agreement or to have been paid after the date hereof in Bad Faith shall be deemed not to be Ultimate Net Losses, and all prior Reports or amendments shall be deemed amended to not include such amounts in Ultimate Net Losses; the Company shall repay to the Reinsurers any amounts previously paid by the Reinsurers to the Company but later deemed not to be Ultimate Net Losses as aforesaid, together with interest on such previously paid amounts from the date on which they were previously paid until they are repaid in full to the Reinsurers at a rate equal to 150 basis points above the five-year U.S. Treasury rate at the date when payments are due hereunder. If the arbitrator disagrees, in whole or in part, with an objection of the Reinsurers under this Section (f), the Reinsurers shall be required to pay any amounts of Ultimate Net Losses determined by the arbitrator to have been calculated in accordance with this Agreement or to have not been paid after the date hereof in Bad Faith, which the Reinsurers withheld payment of pursuant to this Section (f), together with interest on such amounts from the date on which such amounts were due hereunder (being fifteen (15) days after delivery of the first Report or amendment containing the disputed Ultimate Net Losses) until such amounts are paid to the Company in full at a rate equal to 150 basis points above the five-year U.S. Treasury rate at the date when payments are due hereunder. The costs, fees, disbursements and other expenses of the arbitrator shall be borne solely by the Company if the arbitrator agrees with the Reinsurers' objection, or solely by the Reinsurers if the arbitrator does not agree with the objection. If the arbitrator agrees with the Reinsurers' objection only in part, the costs, fees, disbursements and other expenses of the arbitrator shall be borne by the Company and the Reinsurers pro rata in the same respective proportions as the amounts of disputed Ultimate Net Losses awarded or not awarded to the Reinsurers, respectively, bear to all of the Ultimate Net Losses objected to in the Notice of Objection.

                                    ARTICLE V

                                  CONSIDERATION

         Consideration in the amount of U.S. Fifty-Six Million Dollars (U.S. $56,000,000) shall be paid by the Company to the Reinsurers (to each in proportion to such Reinsurer's Participation Percentage) as payment for the risk assumed by the Reinsurers under this Agreement. Said Consideration shall be paid within thirty (30) days after all necessary regulatory approvals for the transactions contemplated by this Agreement are obtained.

         The Reinsurers shall allow a deduction for Intermediary Commission and Federal Excise Tax, if applicable, hereon from the above Consideration so that the Company may wire the net result of consideration above less the Intermediary Commission and Federal Excise Tax, if applicable, directly to the Reinsurers.

                                   ARTICLE VI

                             ACCOUNTING FOR RESERVES

         For insurance regulatory accounting purposes, (i) the Company shall determine the amount of its reserves and those of its subsidiaries on the Subject Business and may change those reserves from time to time as it, in its sole discretion, deems necessary or appropriate; and (ii) the Reinsurers shall determine the amount of their reserves on their liability hereunder and may change those reserves from time to time as they, in their sole discretion, deem necessary or appropriate.

                                   ARTICLE VII

                      COMMUTATIONS OF UNDERLYING CONTRACTS

         The determination of Ultimate Net Losses associated with any commutation of reinsurance ceded by the Company shall be effected as described in this Article, it being understood that individual commutation transactions resulting in U.S. Ten Million Dollars (U.S. $10,000,000) or less consideration paid to the Company, shall be excluded from such requirement. The Company shall determine, in accordance with sound actuarial principles, the amounts and dates that Net Losses affected by any Commutation, as defined, are expected to be paid. Commutation proceeds, increased by imputed interest calculated at one-hundred and fifty (150) basis points above the five-year U.S. Treasury rate at the date when payments are due hereunder for the period beginning with the payment of Commutation proceeds and ending at the date the applicable Net Losses are expected to be paid, will be added to the Retention Amount. It is understood that the aggregate of such imputed interest and the commutation proceeds cannot exceed the reassumed ceded losses outstanding at the time of the commutation. As soon as reasonably practicable following a Commutation, the Company shall deliver together with a Yearly or Quarterly Report a report scheduling the amounts and times of the payments of Net Losses determined as aforesaid and documentation supporting its calculation of such amounts and dates of payments. If the Reinsurers do not agree with the Company's calculation of the amounts and dates of the payments of Net Losses as scheduled in the report accompanying a Yearly or Quarterly Report, the Reinsurers may deliver to the Company a written notice (a "Notice of Disagreement") within ninety (90) calendar days after receipt of such Yearly or Quarterly Report. The Notice of Disagreement shall be signed by responsible officers of the Reinsurers, and shall set forth in reasonable detail the basis for the Reinsurers' disagreement, including the Reinsurers' own calculation of the amounts and dates of payments of the Net Losses and documentation supporting its calculation. The Reinsurers shall not be required to pay to the Company any amounts of Net Losses affected by the Commutation which would not be paid by the Reinsurers based on the Reinsurers' calculation as set forth in the Notice of Disagreement, until the disagreement set forth in the Notice of Disagreement is resolved hereunder. If the Reinsurers deliver a Notice of Disagreement to the Company as aforesaid, the Company and the Reinsurers are unable to resolve the disagreement within fifteen (15) calendar days after delivery of the Notice of Disagreement, both sets of calculations, the documentation supporting the Company's calculation and the Notice of Disagreement shall be submitted to an independent actuarial firm (the "Independent Firm"), mutually agreed to and jointly retained by the Reinsurers and the Company, and paid for by the Reinsurers, for resolution. If the Reinsurers and the Company are unable to mutually agree upon the selection of the Independent Firm within twenty-five (25) calendar days after the Notice of Disagreement is delivered to the Company, the Reinsurers and the Company shall each nominate two independent actuarial firms of national standing and reputation and decline one of the two firms nominated by the other, and the Independent Firm shall be selected from the two remaining nominee firms randomly by drawing lots. Within ninety (90) calendar days after such submission, the Independent Firm shall independently estimate the amounts and times of payments of Net Losses affected by such Commutation; the Net Losses shall be deemed paid for purposes hereof, and shall be included in Ultimate Net Losses, in the amounts and at the dates so determined by the Independent Firm.

         Yearly and Quarterly Reports delivered prior thereto shall be deemed amended to include such Net Losses in Ultimate Net Losses in the amounts and at the dates so determined by the Independent Firm, and the Reinsurers shall pay to the Company the amounts which are included in such prior Reports as aforesaid, together with interest on such amounts from the date on which such amounts were due hereunder (being fifteen (15) calendar days after delivery of the Report which is amended as aforesaid to include such amounts) until such amounts are paid to the Company in full at a rate equal to one-hundred and fifty (150) basis points above the five-year U.S. Treasury rate at the date when payments are due hereunder. The determination of the Independent Firm shall be final and binding in all respects upon all parties hereto. If the Reinsurers do not deliver a Notice of Disagreement within ninety (90) calendar days of receiving a Yearly or Quarterly Report containing the Company's determination of the amounts and dates of payments of Net Losses associated with a Commutation, the Net Losses shall be deemed paid for purposes hereof, and shall be included in Ultimate Net Losses, in the amounts and at the times so determined by the Company. In addition to being reflected in prior Yearly and Quarterly Reports as provided above in this Section (b), the Ultimate Net Losses associated with a Commutation, as determined in accordance with this Section (b), shall be reflected in subsequent Yearly and Quarterly Reports.

                                  ARTICLE VIII

                                    SECURITY

         So that the Company may receive credit in its statutory financial statements for the reinsurance provided by the Reinsurers pursuant to this Agreement and to secure the Consideration for a potential Novation payment in
Article XIII, section (d), the Reinsurers shall, to the extent required by this Article and in the manner hereinafter set forth, each deposit and maintain cash funds and/or qualified Trust Account investments (as described below) with a trustee for the benefit of the Company in an amount equal to such Reinsurer's Participation Percentage of the greater of: a) the amount of Net Losses ceded to this Agreement which have not been paid by the Reinsurers ("Outstanding portion of Losses Incurred") or b) the Novation amount in accordance with items 1) through 8) only (excluding items 9) and 10)) pursuant to Article XIII, section
(d). Accordingly, the Reinsurers and the Company agree to establish a trust account for the benefit of the Company and to enter into a trust agreement with a bank which is a member of the Federal Reserve System which is not a parent, affiliate or subsidiary of the Company or the Reinsurers (the "Trustee"), which trust agreement shall be in strict compliance with the terms of the Regulation 114 promulgated pursuant to the New York Insurance Laws. Assets deposited in the trust account shall be valued, according to their current fair market value, and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types specified in subsection (a), paragraphs (1), (2), (3),
(8) and (10) of Section 1404 of the New York Insurance Law, provided that such investments are issued by an institution that is not the parent, subsidiary, or affiliate of either the Reinsurer maintaining the trust account or the Company. Notwithstanding any other provision of this Agreement, at no time shall the total amount of security required under this agreement from any Reinsurer exceed that Reinsurer's Participation Percentage of One Hundred Million U.S. dollars (U.S. $100,000,000) minus all amounts paid by such Reinsurer under this Agreement up to such time.

         The Reinsurers, prior to depositing assets with the Trustee, shall execute assignments, endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Company or the Trustee upon the direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Reinsurers or any other entity. Further, all settlements of account between the Company and the Reinsurers shall be made in cash or its equivalent.

         Finally, the Reinsurers and the Company agree that the Trust Agreement will provide that the assets in the trust account, established by any Reinsurer pursuant to the provisions of this Agreement, may be withdrawn by the Company at any time, notwithstanding any other provisions in this Agreement, and shall be utilized and applied by the Company or its successors in interest, without diminution because of insolvency on the part of the Company or the Reinsurers, only for the following purposes:

         (i) to reimburse the Company for that Reinsurer's Participation Percentage of the Ultimate Net Losses paid by the Company under the terms and provisions of the Subject Business reinsured under this Agreement;

         (ii) to fund an account with the Company in an amount at least equal to that Reinsurer's Participation Percentage times the deduction, for reinsurance ceded, from the Company's liabilities for Subject Business ceded under this Agreement. Such amount shall include, but not be limited to, all case reserves and losses incurred but not reported plus any reasonable allocated loss adjustment expense but as yet unrecovered from the Reinsurers hereunder;

         (iii) to pay any other amounts the Company claims are due from such Reinsurer under this Agreement.

         The Company shall provide prompt written notice to the Reinsurers of any withdrawals from the Trust Accounts. In the event that any amount is withdrawn from the Trust Accounts pursuant to this Article VIII, the Company shall promptly return to the Trust Accounts any amount withdrawn in excess of the actual amounts required for sub-paragraph's (i), (ii) and (iii) above as soon as such determination can reasonably be made. Any such amounts withdrawn from the trust account by the Company shall be kept separate and apart from any and all of the other funds of the Company and shall continue to be held in trust by the Company until they are applied as provided in this Article VIII and the excess funds, if any, withdrawn are returned to the Trust Accounts. Interest shall accrue at the Prime Rate on any amount withdrawn from the Trust Accounts until such amount is applied for the purposes set out in subparagraphs (i), (ii) and (iii) above when such payments are due and payable under the terms of the Reinsurance Agreement or until such amount that is in excess of the amount required for these purposes has been returned to the Trust Accounts. The Company shall pay all such accrued interest into the Trust Accounts to the credit of the Reinsurers.

         Within forty-five (45) days of the end of each calendar quarter, the Company shall notify the Reinsurers in writing of (a) the amount of Ultimate Net Losses paid during said calendar quarter and (b) the amount of Outstanding
Losses Incurred. If the funds in the trust account are less than the actual amounts required in (i), (ii) and (iii) above, then the Reinsurers shall, within fifteen (15) days of receipt of said notice, deposit such additional funds as are necessary to cause the funds in the trust account to equal the required amount.

         The Reinsurers may, at their option,  satisfy the  requirements of this
Article VIII by providing a clean and unconditional Letter of Credit for the benefit of and to the Company to supplement the amounts held in the Trust pursuant to Article XIII, section (d), which Letter of Credit shall be drawn in compliance with requirements of Regulation 133 of the New York Department of Insurance, both as to substance and form, as such Regulation may be modified, supplemented or replaced from time to time. If any such Letter of Credit shall ever be drawn upon, the proceeds shall be subject to all of the provisions of this Article VIII in the same manner as if such proceeds were assets withdrawn from the Trust Accounts.


                                   ARTICLE IX

            RIGHT OF INSPECTION AND PARTICIPATION: CLAIMS MANAGEMENT

         (a) Right of Inspection. At all reasonable times during the term of this Agreement, the Reinsurers shall have the right to inspect and copy, through their duly authorized representatives, the books, records and accounts of the Company pertaining to the Subject Business and payments of Ultimate Net Losses and Company shall fully cooperate and shall make disclosure to the Reinsurers of all information, documentation and other materials relevant to this Agreement as may be requested.

         (b) Company Claims Management. The Company shall manage the payment of losses and allocated loss adjustment expenses and the defense of pending or threatened claims, suits or proceedings relating to the Subject Business in accordance with its standard practices and consistent with the Company's payment of its losses and allocated loss adjustment expenses in general and its defense of claims, suits or proceedings in general.

         (c) Certain Rights of Participation in Extraordinary Claims. During the term of this Agreement, the Company shall advise the Reinsurers promptly of any claim relating to the Subject Business which exceeds or is reasonably likely to exceed U.S. Five Million Dollars (U.S. $5,000,000) on a net basis, and any material subsequent developments pertaining thereto. Upon the written request of the Reinsurers, the Company will afford the Reinsurers an opportunity to participate with the Company, at the sole expense of the Reinsurers, in the settlement or other resolution of such claim. The Company and the Reinsurers shall cooperate in every respect in such settlement or resolution. Notwithstanding the foregoing, all final determinations as to the handling, defense, settlement or any other matter relating to any such claim shall be made by the Company, in its sole discretion.


                                    ARTICLE X

                              ERRORS AND OMISSIONS

         (a) Delays, Errors and Omissions. Any delays or inadvertent errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve any party from any liability which would have attached had such delay, error or omission not occurred, provided that such error or omission is rectified as soon as reasonably practicable after discovery thereof and both parties are thereafter promptly restored to the position they would have been in had no such delay, error or omission occurred. If either party becomes aware of the occurrence of an error or omission on their part, they shall promptly notify the other parties.

         (b) Amendments to Reports. Notwithstanding anything herein to the contrary, the Company may amend any Yearly Report or Quarterly Report at any time to rectify any errors or omissions in a previous Yearly Report, Quarterly Report or amendment thereto (and shall do so if it becomes aware of any such error or omission that would operate to the benefit of the Reinsurers). . If the Reinsurers disagree with any such amendment, the Reinsurers' sole remedy for such disagreement shall be to object pursuant to Section (f) of Article IV hereof. An error or omission in a Yearly Report, Quarterly Report or amendment thereto, or the failure by the Company to rectify such an error omission by means of such an amendment, shall not prejudice in any fashion the Company's right to rectify such an error or omission in a subsequent Report or amendment or to be paid for any amounts payable hereunder which are the subject of such an error or omission.

                                   ARTICLE XI

                                   INSOLVENCY

         In the event of the insolvency, liquidation or rehabilitation of the Company or the appointment of a conservator, receiver, liquidator or statutory successor of the Company, the reinsurance coverage provided hereunder shall be payable by the Reinsurers directly to the Company or to its conservator, receiver, liquidator or statutory successor, on the basis of the liability of the Company without diminution because of such insolvency, liquidation, rehabilitation or appointment or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. In any such event, such reinsurance coverage shall be payable immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the Company by any court of competent jurisdiction or by any conservator, receiver, liquidator or statutory successor. In any such event, the conservator, receiver, liquidator or statutory successor of the Company shall give written notice to the Reinsurers of the pendency of each claim against the Company on the Subject Business within a reasonable time after each such claim is filed in the insolvency, liquidation or rehabilitation proceeding. During the pendency of any such claim, the Reinsurers may, at their own expense, investigate such claim and interpose the proceeding in which such claim is to be adjudicated any defense or defenses which the Reinsurers may reasonably deem available to the Company or its conservator, receiver, liquidator or statutory successor. The expenses incurred in connection therewith by the Reinsurers shall be chargeable, subject to court approval, against the Company as part of the expense of such insolvency, liquidation or rehabilitation to the extent of any benefit which accrues to the Company solely as a result of the defense or defenses undertaken by the Reinsurers.


                                   ARTICLE XII

                                   EXCLUSIONS:
                          EXTRA CONTRACTUAL OBLIGATIONS
                                       AND
                        EXCESS OF ORIGINAL POLICY LIMITS

         (a) Extra Contractual Obligations. This Agreement shall exclude liabilities from Ultimate Net Losses to the extent such liabilities arise where the loss has been incurred due to fraud by a member of the board of directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder. In no event shall coverage be provided to the extent such coverage for Extra Contractual Obligations is not permitted under New York law.

         (b) Obligations in Excess of Original Policy Limits. This Agreement shall exclude from Ultimate Net Losses any losses where the loss has been incurred due to fraud by a member of the board of directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder. In no event shall coverage be provided to the extent such coverage for Obligations in Excess of Original Policy Limits is not permitted under New York law.

                                  ARTICLE XIII

                   TERM, TERMINATION, COMMUTATION AND NOVATION

         (a) Term. This Agreement shall be effective as of the date hereof and shall remain in effect until the natural expiry of all liabilities on the Subject Business, or until termination, commutation, or novation in accordance with Sections (b), (c) or (d) of this Article XIII.

         (b) Termination. Except as provided for in Sections (c) and (d) of this Article, this Agreement shall be noncancellable, except at the discretion of the Superintendent acting as rehabilitator, liquidator or receiver of the Company.

         (c) Commutation. Commutation of this Agreement shall occur only by mutual agreement between the Company and the Reinsurers.

         (d) Novation. The Reinsurers agree to allow the Company the unilateral right to novate this Agreement at any calendar quarter end with another Reinsurer (the Novatee Reinsurer or Insurer), as selected by the Company. If the Company wishes to novate, the Reinsurers shall agree to consent to the novation. Upon novation, the Reinsurers shall transfer all of their obligations and rights, including payment of consideration, as determined below, to the Novatee Reinsurer or Insurer. The Novatee Reinsurer or Insurer cannot be an affiliate of the Company and/or its successors. The Novation amount to be paid by the Reinsurers to the Novatee Reinsurer or Insurer at such time shall equal the calculation below. The Reinsurers shall maintain the cumulative net balance for items 1) through 8) only below in an acceptable Trust as per Article VIII.

         The  cumulative amounts from inception  to the date of the Novation:

1)       100% of the Consideration as defined in Article V; less

2)       U.S. $3,125,000 due and payable at the Effective Date; less

3)       Federal Excise Taxes paid by the Company; less

4) Expenses when actually paid by the Reinsurers in respect of the formation and operation of the Trust inclusive of legal expenses for the Trust and Trust Agreements; less

5) U.S. $200,000 annual expense paid to the Reinsurers beginning January 1, 2005; less

6) Letter of Credit costs when actually paid by the Reinsurers subject to an annual fifty (50) basis points maximum, if applicable; less

7)       Ultimate Net Losses paid by the Reinsurers, if applicable; plus

8) Investment Credit equal to the actual investment income earned on the cumulative net result of items 1) through 8) only in this section; actual investment income earned excludes realized capital gains and capital losses (items 9) and 10) below) due to liquidation of assets for payment of Novation Consideration; plus

9) Realized capital gains due to liquidation of assets for payment of Novation Consideration; less

10) Realized capital losses due to liquidation of assets for payment of Novation Consideration.

         The sum of items 3), 4), and 6) above shall be the actual paid expenses subject to a maximum total amount of U.S. Two Million, Five-Hundred Thousand Dollars (U.S. $2,500,000).

         Upon payment of consideration to the Novatee Reinsurer or Insurer, the Reinsurers hereon shall be released from all current and future liability under this Agreement. The Company shall return, upon novation, any and all original Letters of Credit to the Reinsurers which the Reinsurers have provided under this Agreement and shall release all Trust Funds which the Reinsurers have provided under this Agreement.

         (e) Due and Unpaid Obligations. Notwithstanding anything herein to the contrary, any unpaid or outstanding obligations of the Reinsurers due or overdue the Company at the time of the termination, commutation, expiration or novation of this Agreement shall survive the termination, commutation, novation or expiration of this Agreement.

                                   ARTICLE XIV

                                   ARBITRATION

         Except as provided in Article VII hereof, any and all disputes and disagreements arising out of or relating to this Agreement (including an objection pursuant to Section (f) of Article IV hereof) shall be submitted for resolution to an independent arbitrator, mutually agreed to by the Reinsurers and the Company, upon the written request of the Reinsurers or the Company. If the parties are unable to mutually agree upon an arbitrator within ten (10) calendar days after delivery of a written request for arbitration (or, in the case of arbitration an objection pursuant to Section (e) of Article IV hereof, within twenty-five (25) calendar days after a Notice of Objection is delivered to the Company), the Reinsurers and the Company shall each nominate three individuals who have never been affiliated with the Reinsurers or the Company, respectively, and who are present or former executive officers of an insurance or reinsurance company, and decline two of the three individuals nominated by the other, and the list of the remaining two nominees shall be submitted to a court of competent jurisdiction and the court shall select the arbitrator from among the names submitted. Each party shall submit its case to the arbitrator within thirty (30) calendar days after the date of appointment of the arbitrator. The arbitrator shall make its determination and render a written decision solely as to the issue presented in the notice of arbitration within sixty (60) calendar days after such submission, which decision shall be final and binding in all respects upon all parties hereto. Judgment upon any award may only be entered in a Federal court of competent jurisdiction located in the City, County and State of New York; provided, however, that if such judgment cannot be entered in such a Federal court expeditiously, such judgment only then may be entered in a state court of competent jurisdiction located in the City, County and State of New York. Arbitration hereunder shall take place in New York unless the Reinsurers and the Company shall jointly and equally bear the costs, fees, disbursements and other expenses of the arbitrator.


                                   ARTICLE XV

                                     NOTICES

         Any notice or other communication hereunder shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:

         If  to the Company:        Chartwell Reinsurance Company
                                    4 Stamford Plaza, 107 Elm Street
                                    P.O. Box 120043
                                    Stamford, CT 06912-0043

         If  to the Reinsurers:     London Life and Casualty Reinsurance Corp.
                                    Life of Barbados Building
                                    Wildey, St. Michael, Barbados, W.I.

                                    Scandinavian Reinsurance Company, Ltd.
                                    P.O. Box HM 2275 (Hamilton HM 2275, Bermuda)
                                    Colombia House
                                    32 Reid Street
                                    Hamilton HM 11, Bermuda


or to such other place as the Reinsurers or the Company may designate as to the Reinsurers or the Company, respectively, by written notice to the other.

                                   ARTICLE XVI

                            ASSIGNMENTS AND SURVIVAL

         (a) Assignments and Delegations. Except as otherwise provided herein, this Agreement is not intended to confer any rights upon any person or persons other than the parties hereto and their respective successors and assigns. This Agreement may not be assigned or delegated, in whole or in part, by the Reinsurers without the prior written consent of the Company. Notwithstanding anything herein to the contrary, no delegation by the Reinsurers of any of their duties, obligations or liabilities hereunder shall relieve the Reinsurers from performing any of their duties, obligations or liabilities hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         (b) Survival. Notwithstanding anything herein to the contrary, the provisions of this Agreement shall survive any direct or indirect sale or exchange of capital stock, merger, consolidation, sale or transfer of assets, business combination or other change in control of, or change in the form of business conducted by, the Company or the Reinsurers.


                                  ARTICLE XVII

                              COMPLIANCE RESCISSION

         This Agreement shall be effective as of the Effective Date, subject to all necessary regulatory approvals. In the event that the necessary regulatory approvals are not obtained, this Agreement shall be void.


                                  ARTICLE XVIII

                                  MISCELLANEOUS

         (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

         (b) Entire Agreement: Amendments and Waivers. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         (c) Incontestability. Each party hereto, in consideration of the agreements contained herein, does hereby agree that this Agreement and each and every provision thereof shall be incontestable after it has been in force for a period of sixty days from the Effective Date.

         (d) Waiver of Jury Trial; Consent to Jurisdiction and Venue. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO UNCONDITIONALLY ACCEPTS THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION, AS THE CASE MAY BE, LOCATED IN THE CITY, COUNTY AND STATE OF NEW YORK FOR PURPOSES OF ENTRY OR JUDGMENT UPON AN AWARD PURSUANT TO ARTICLE XIV HEREOF, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY UPON SUCH AN AWARD. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF AN INCONVENIENT FORUM) WHICH ANY SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF SUCH ACTION OR PROCEEDING WITH RESPECT TO ENTRY OF JUDGMENT UPON SUCH AN AWARD IN ANY SUCH JURISDICTION AS PROVIDED IN
ARTICLE XIV HEREOF, AND HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENTER JUDGMENT UPON SUCH AN AWARD.

         (e)   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

(f) Headings. The headings of the Articles and the Sections herein are inserted for convenience of reference only, and are not intended to be part of or affect the meaning or interpretation of this Agreement.

                                   ARTICLE XIX

                                  INTERMEDIARY

         Pegasus Advisors, Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, Net Losses, Ultimate Net Losses, Retention Amount, coverage payments and taxes relating thereto) shall be transmitted to the Company or the Reinsurers through Pegasus Advisors, Inc., 35 Tower Lane, Avon, Connecticut 06001. Payments by the company to the Intermediary shall be deemed to constitute payment to the Reinsurers only to the extent that such payments are actually received by the Reinsurers. Payments by the Reinsurers to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

         Notwithstanding the above, the parties agree to pay respective amounts due each other by direct wire transfer to each other.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their respective officers, thereunto duly authorized as of the date first written above.

On behalf of the Company hereon:

CHARTWELL REINSURANCE COMPANY

By:       /s/ Steven J. Bensinger
          -----------------------
Name:     Steven J. Bensinger
Title:    President

THE INSURANCE CORPORATION OF NEW YORK
By:       /s/ Steven J. Bensinger
          -----------------------
Name:     Steven J. Bensinger
Title:    President

DAKOTA SPECIALTY COMPANY
By:       /s/ Steven J. Bensinger
          -----------------------
Name:     Steven J. Bensinger
Title:    President

DRAYTON COMPANY LIMITED
By:       /s/ Steven J. Bensinger
          -----------------------
Name:     Steven J. Bensinger
Title:    President



For its 70% share of Interests and Liabilities:

LONDON LIFE AND CASUALTY REINSURANCE CORP.
By:       /s/ Marie-Ann Gonsalves
          ------------------------
Name:     Marie-Ann Gonsalves
Title:    President


For its 30% share of Interests and Liabilities

SCANDINAVIAN REINSURANCE COMPANY, LTD.
By:       /s/ Barton W. Hedges
          ------------------------
Name:     Barton W. Hedges
Title:    Senior Vice President





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